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                                                                    EXHIBIT 12.2

                  CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

                       RATIO OF EARNINGS TO FIXED CHARGES
                                NINE MONTHS ENDED
                             (Thousands of Dollars)

                                                                                 SEPTEMBER
                                                                                    2002
                                                                                ------------
EARNINGS
     Net Income                                                                 $    516,163
     Income Tax                                                                      302,173
                                                                                ------------

              Total Earnings Before Income Tax                                       818,336

FIXED CHARGES*                                                                       289,126
                                                                                ------------
              Total Earnings Before Income Tax
               and Fixed Charges                                                $  1,107,462
                                                                                ============

     * Fixed Charges

     Interest on Long-Term Debt                                                 $    247,724
     Amortization of Debt Discount, Premium and Expense                                9,311
     Interest on Component of Rentals                                                  9,191
     Other Interest                                                                   22,900
                                                                                ------------

              Total Fixed Charges                                               $    289,126
                                                                                ============

     Ratio of Earnings to Fixed Charges                                                 3.83

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                       RATIO OF EARNINGS TO FIXED CHARGES
                               TWELVE MONTHS ENDED
                             (Thousands of Dollars)

                                                                                    SEPTEMBER        DECEMBER
                                                                                       2002            2001
                                                                                  -------------    ------------
EARNINGS
     Net Income                                                                   $     625,286    $    663,061
     Income Tax                                                                         374,755         427,168
                                                                                  -------------    ------------

              Total Earnings Before Income Tax                                        1,000,041       1,090,229

FIXED CHARGES*                                                                          392,433         409,588
                                                                                  -------------    ------------
              Total Earnings Before Income Tax
               and Fixed Charges                                                  $   1,392,474    $  1,499,817
                                                                                  =============    ============

     * Fixed Charges

     Interest on Long-Term Debt                                                   $     334,099    $    347,260
     Amortization of Debt Discount, Premium and Expense                                  12,536          12,527
     Interest on Component of Rentals                                                    12,254          17,478
     Other Interest                                                                      33,544          32,323
                                                                                  -------------    ------------

              Total Fixed Charges                                                 $     392,433    $    409,588
                                                                                  =============    ============

     Ratio of Earnings to Fixed Charges                                                    3.55            3.66